SUBORDINATION AGREEMENT
(Argyle)

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of September 30, 2008, among ARGYLE SECURITY, INC., a Delaware corporation (“Parent”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Senior Lender”).

RECITALS

A. ISI Security Group, Inc., a Delaware corporation (“ISI”) and Senior Lender have entered into an Amended and Restated Loan and Security Agreement dated January 23, 2008 (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), subject to the terms and conditions of which the Senior Lender has agreed to make, and has made, loans and other financial accommodations to ISI.

B. Parent owns all of the issued and outstanding capital stock of ISI. ISI is indebted to Parent under that certain Loan Agreement, dated September 30, 2008, between ISI and Parent and Promissory Note, dated September 30, 2008 in the original principal amount of $2,000,000, executed by ISI payable to Parent (such loan documents, as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, are collectively referred to herein as the “Subordinated Loan”).

C. Senior Lender’s consent to the Subordinated Loan is required under the Senior Loan Agreement and Senior Lender is willing to give its consent provided that Parent executes this Subordination Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.
RECITALS AND DEFINITIONS

1.1 Recitals. The Recitals set forth above are acknowledged by the parties hereto to be true and correct and are incorporated herein by this reference.

1.2 Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Senior Loan Agreement. As used herein, the following terms shall have the following meanings:

“Event of Default” shall mean the occurrence of an event of default, including a failure to pay when due, declared due, or properly demanded by Senior Lender, of any of the Senior Indebtedness.

“Obligor” shall mean ISI.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Proceeding” shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Obligor or its properties (including, without limitation, any such proceeding under the Bankruptcy Code).

“Senior Collection Action” shall mean any judicial or non-judicial proceeding initiated by Senior Lender against Obligor to collect the Senior Indebtedness, to foreclose the Senior Liens or otherwise to enforce the rights of Senior Lender under the Senior Loan Agreement and the other Senior Instruments or applicable law with respect to the Senior Indebtedness.

“Senior Indebtedness” shall mean all liabilities, indebtedness and obligations of Obligor owed to Senior Lender under the Senior Instruments, whether now due or hereafter arising, direct or indirect, absolute or contingent, joint and several or several, secured or unsecured, together with all accrued and unpaid interest thereon, including all interest which accrues during the pendency of any Proceeding, whether or not allowed in such Proceeding.

“Senior Instruments” shall mean the Senior Loan Agreement and all notes now or hereafter evidencing the Senior Indebtedness, all guaranties of the Senior Indebtedness, all documents and instruments securing the repayment of the Senior Indebtedness and all other documents or instruments executed and delivered to Senior Lender evidencing or pertaining to the Senior Indebtedness.

“Senior Liens” shall mean all Liens granted to Senior Lender by ISI or by any Guarantor (including but not limited to Obligor) to secure the Senior Indebtedness.

“Subordinated Collection Action” shall mean (i) any acceleration of the Subordinated Indebtedness, or a termination of Obligor’s right of possession under the Subordinated Lease, (ii) to file or initiate, or to join with other Persons in filing or initiating, an eviction or other Proceeding against Obligor or (iii) any judicial proceeding or other action initiated or taken by Parent, or by Parent in concert with other Persons, against Obligor or any other Person to collect the Subordinated Indebtedness or otherwise to enforce the rights of Parent under the Subordinated Loan or applicable law with respect to the Subordinated Indebtedness.

“Subordinated Default” shall mean a default in the payment of the Subordinated Indebtedness or any other occurrence permitting Parent to accelerate the payment of all or any portion of the Subordinated Indebtedness.

“Subordinated Default Notice” shall mean a written notice from Parent to Obligor of the occurrence of a Subordinated Default.

“Subordinated Indebtedness” shall mean all of the Indebtedness of Obligor to Parent under the Subordinated Loan and all other amounts now or hereafter owed by any Obligor to Parent.

“Subordinated Loan Documents” shall mean those documents described in Recital Paragraph C above, and all other documents and instruments executed and delivered by Obligor to Parent evidencing or pertaining to the Subordinated Indebtedness.

SECTION 2.
SUBORDINATION OF THE SUBORDINATED
INDEBTEDNESS TO SENIOR INDEBTEDNESS

2.1 Subordination. Upon the terms and conditions contained in this Agreement, the payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated to the prior indefeasible payment in full in cash of the Senior Indebtedness. Notwithstanding the date, manner or order of perfection, or lack of perfection, any and all liens, security interests, pledges, or other interests granted by or on behalf of Obligor in favor of Parent (whether granted in the Subordinated Loan or otherwise) shall be subordinate and junior to all liens, security interests, pledges or hypothecs securing repayment of the Senior Indebtedness in all respects.

2.2 Restrictions on Payments. Notwithstanding any provision of the Subordinated Loan to the contrary and in addition to any other limitations set forth herein or therein, no payment of principal, interest, fees or any other amount due with respect to the Subordinated Indebtedness shall be made, and Parent shall not exercise any right of setoff or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is paid in full in cash. Prior to the date the Senior Indebtedness is paid in full in cash, Obligor shall not make and Parent may receive any payments of accrued interest, principal or any other amounts due under the Subordinated Indebtedness.

2.3 Proceedings. In the event of any Proceeding (a) all Senior Indebtedness first shall be paid in full in cash before any payment of or with respect to the Subordinated Indebtedness shall be made; (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Loan Agreement) until all Senior Indebtedness is paid in full, and Parent irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers Senior Lender to demand, sue for, collect and receive every such payment or distribution; (c) Parent agrees to execute and deliver to Senior Lender or its representative all such further instruments requested by Senior Lender confirming the authorization referred to in the foregoing clause (b); (d) Parent agrees (i) not to waive, discharge, release or compromise any claim of Parent in respect of the Subordinated Indebtedness without the prior written consent of Senior Lender; and (ii) to take all actions as Senior Lender reasonably may request in order to enable Senior Lender to enforce all claims upon or in respect of the Subordinated Indebtedness; (e) Parent expressly consents to the granting by Obligor to Senior Lender of first priority liens on Obligor’s property in connection with any financing provided by Senior Lender to Obligor after the commencement of such Proceeding; and (f) Parent agrees to timely execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness in connection with any such Proceeding and agrees to vote such proofs of claim in any such Proceeding in a manner which is consistent with the terms of this Agreement; provided, however, that Parent will not vote in a manner which provides for less than full payment of the Senior Indebtedness or which is otherwise inconsistent with this Agreement.

2.4 Incorrect Payment. If any payment not permitted under Section 2.2 is received by Parent on account of the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment shall be held in trust by Parent for the benefit of Senior Lender and shall be paid over to Senior Lender, or its designated representative, for application (in accordance with the Senior Loan Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is paid in full in cash. Except for any payment made by Parent to Senior Lender pursuant to this Section 2.4, Parent has no other payment obligation, duty or commitment with respect to the Senior Indebtedness.

2.5 Sale, Transfer. Parent shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless, prior to the consummation of any such action, the transferee thereof executes and delivers to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of Parent, as provided in Section 10 below.

2.6 Legends. Until the Senior Indebtedness is paid in full in cash, each of the Subordinated Loan at all times shall contain in a conspicuous manner a legend stating substantially as follows:

“The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of September 30, 2008, by and between Argyle Security Inc., and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc. (“Obligor”) to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between Obligor and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

2.7 Restriction on Action by Parent.

(A) Until the Senior Indebtedness is paid in full in cash and notwithstanding anything contained in the Subordinated Loan or the Senior Loan Agreement to the contrary, Parent shall not agree to any amendment or modification of, or supplement to, the Subordinated Loan as in effect on the date hereof, the effect of which is to (i) increase the base rent payable in respect of the Subordinated Indebtedness, (ii) accelerate the date of any regularly scheduled rental payments on the Subordinated Indebtedness, or (iii) make the covenants and events of default contained in the Subordinated Loan materially more restrictive.

(B) Until the Senior Indebtedness is paid in full in cash, Parent shall not take any Subordinated Collection Action.

(C) Notwithstanding the provisions of the foregoing clause (B), (i) Parent may participate in any Proceeding not initiated by or at the request of Parent or any other Persons acting in concert with Parent and (ii) in the event the Senior Indebtedness is accelerated, Parent may accelerate the Subordinated Indebtedness. If Senior Lender subsequently rescinds such acceleration, then all Subordinated Collection Actions shall likewise be rescinded or terminated, without prejudice to the rights of Parent.

2.8 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, Parent shall be subrogated to the rights of Senior Lender to receive payments or distributions of assets of Obligor applicable to the Senior Indebtedness until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payment or distribution to Senior Lender under the provisions hereof to which Parent would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Lender by Parent, as among Obligor and its creditors other than Senior Lender, shall be deemed to be a payment by Obligor to or on account of the Senior Indebtedness;

2.9 Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Parent expressly waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement and agrees that Senior Lender has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith. The Parent agrees that Senior Lender shall be entitled to manage and supervise its loans in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Parent may now or hereafter have in or to any assets. Senior Lender shall have no liability to Parent as a result of any and all lawful actions, which do not violate any express provision of this Agreement, which Senior Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests, actions with respect to the occurrence of any Default under the Senior Loan Agreement, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Senior Lender’s rights to a deficiency or Parent’s rights of subrogation or reimbursement. Senior Lender may, from time to time, enter into agreements and settlements with Obligor as they may determine, including, without limitation, any substitution of collateral, any release of any lien or security interest and any release of Obligor. Parent waives any and all rights it may have to require Senior Lender to marshal assets. Parent agrees that in the event Senior Lender forecloses or realizes upon or enforces any of its rights with respect. to the collateral subject to Senior Liens, or Obligor sells any such collateral or property in a transaction consented to by Senior Lender, Parent shall, upon demand, execute such terminations, partial releases and other documents as Senior Lender requests in its reasonable discretion to release Parent’s lien, if any, upon such property.

SECTION 3.
CONTINUED EFFECTIVENESS OF THIS AGREEMENT

The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Parent and Senior Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by (a) any amendment or modification of or supplement to the Senior Loan Agreement or any of the other Senior Instruments or any of the Subordinated Loan, and Parent hereby irrevocably consents to and waives any claim it may have as a result of any such amendment, modification or supplement of the Senior Loan Agreement or the other Senior Instruments; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of Senior Indebtedness and Parent even if all or part of the Senior Liens are subordinated, set aside, avoided or disallowed in connection with any Proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under any state fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed) and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

Parent hereby represents and warrants to Senior Lender as follows:

4.1 Existence and Power. Parent is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted.

4.2 Authority. Parent has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of Parent.

4.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Parent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

4.4 No Conflicts. Parent is the current owner and holder of the Subordinated Indebtedness free and clear of any Liens. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Parent or affecting the property of Parent conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best of Parent’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance by Parent of the terms of this Agreement.

SECTION 5.
CUMULATIVE RIGHTS, NO WAIVERS

Each and every right, remedy and power granted to Senior Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Loan Agreement and the other Senior Instruments or in the Subordinated Loan or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender, from time to time, concurrently or independently and as often and in such order as Senior Lender may deem expedient. Any failure or delay on the part of Senior Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Lender’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Lender’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

SECTION 6.
MODIFICATION

Any modification, termination or waiver of any provision of this Agreement, or any consent to any departure by Parent therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Parent and then such modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Parent in any event not specifically required of Senior Lender hereunder shall not entitle Parent to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

SECTION 7.
ADDITIONAL DOCUMENTS AND ACTIONS

Parent at any time, and from time to time, after the execution and delivery of this Agreement, upon the reasonable request of Senior Lender, promptly will execute and deliver such further documents and do such further acts and things as Senior Lender reasonably may request in order to affect fully the purposes of this Agreement.

SECTION 8.
NOTICES

All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by telecopy or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express courier, addressed as follows:

To Parent:	Argyle Security, Inc.
200 Concord Plaza
Suite 700
San Antonio, TX 78216
ATTN: Donald Neville

To Senior Lender:	LaSalle Bank National Association
Republic Plaza
370 17th Street, Suite 3590
Denver, CO 80202
ATTN: Edward Lobb

With a copy to:	Sherman & Howard LLC
633 17th Street, Suite 3000
Denver, CO 80202
ATTN: Alan M. Keeffe

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (a) if personally delivered, then on the Business Day of delivery, (b) if sent by telecopy, on the next Business Day, (c) if sent by registered or certified mail, on the earlier of the seventh (7th) Business Day following the day sent or when actually received or (d) if sent by overnight, express courier, on the second Business Day immediately following the day sent. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next Business Day by overnight, express courier or by personal delivery.

SECTION 9.
SEVERABILITY

In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect; and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

SECTION 10.
SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Senior Lender, Obligor and Parent.

SECTION 11.
COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

SECTION 12.
DEFINES RIGHTS OF CREDITORS

The provisions of this Agreement are solely for the purpose of defining the relative rights of Parent and Senior Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Obligor. This Agreement or any part hereof shall not be deemed the creation of a security interest for the benefit of any party hereto in the Subordinated Indebtedness.

SECTION 13.
CONFLICT

In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan, the Senior Loan Agreement or the other Senior Instruments, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Subordinated Loan provide rights, remedies and benefits to Senior Lender that exceed the rights, remedies and benefits provided to Senior Lender under this Agreement, such provisions of the applicable Subordinated Loan shall be deemed to supplement (and not to conflict with) the provisions hereof.

SECTION 14.
STATEMENTS OF INDEBTEDNESS

Upon demand by Senior Lender, Parent will furnish to Senior Lender a statement of the indebtedness owing from Obligor to Parent. Senior Lender may rely without further investigation upon such statements.

SECTION 15.
HEADINGS

The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

SECTION 16.
TERMINATION

This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Indebtedness.

SECTION 17.
DEFAULT NOTICES

Parent shall provide Senior Lender with a copy of each Subordinated Default Notice concurrently with the sending thereof to Obligor and promptly shall notify Senior Lender in the event the Subordinated Default which is the subject of such Subordinated Default Notice is cured or waived.

SECTION 18.
NO CONTEST OF LIENS;
NO SECURITY FOR SUBORDINATED INDEBTEDNESS

Parent agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Liens in the Collateral granted to Senior Lender pursuant to the Senior Loan Agreement and the other Senior Instruments. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Senior Lender and Parent, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or whether Senior Lender or Parent holds possession of all or any part of the collateral security for the repayment of the Senior Indebtedness or the Subordinated Indebtedness, as between Senior Lender and Parent, Senior Lender shall have a first (and prior in right and time to Parent) interest in all the Collateral and proceeds thereof, including insurance proceeds relating thereto, and products thereof. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the Senior Liens.

SECTION 19.
GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED AS TO VALIDITY, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. FOR PURPOSES OF THIS SECTION 19, THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

SECTION 20.
JURISDICTION AND VENUE

PARENT HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY PARENT AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE SENIOR INSTRUMENTS SHALL BE LITIGATED IN EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR IF SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH SENIOR LENDER SHALL INITIATE OR TO WHICH SENIOR LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. PARENT HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY SENIOR LENDER IN OR REMOVED BY SENIOR LENDER TO ANY OF SUCH COURTS. PARENT WAIVES ANY CLAIM THAT EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD PARENT, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, PARENT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST PARENT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE. OF FORUM FOR PARENT SET FORTH IN THIS SECTION 20 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY SENIOR LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY SENIOR LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND PARENT HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

SECTION 21.
WAIVER OF RIGHT TO JURY TRIAL

SENIOR LENDER AND PARENT ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, SENIOR LENDER AND PARENT AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 22.
TIME OF ESSENCE

Time for the performance of Parent’s obligations under this Agreement is of the essence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

ARGYLE SECURITY, INC., a Delaware corporation

By:	/s/ Donald F. Neville
Name:	Donald F. Neville
Title:	Chief Financial Officer

SENIOR LENDER:

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Richard J. Wadley
Name:	Richard J. Wadley
Title:	Senior Vice President